SALBERG & COMPANY, P.A.
Certified Public Accountants and Consultants

May 5, 2022

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re: Worthy Peer Capital II, Inc.
File Reference No. 24R-00296

We were previously the independent registered public accounting firm for Worthy Peer Capital II, Inc. and under the date of July 21, 2021, we reported on the consolidated financial statements of Worthy Peer Capital II, Inc. and Subsidiary, as of March 31, 2021 and 2020, and for the year ended March 31, 2021 and for the period from October 28, 2019 (Inception) to March 30, 2020.

Effective April 28, 2022, we declined to stand for reelection as the independent registered public accounting firm. We have read Worthy Peer Capital II, Inc.'s disclosures included in Item 4 "Changes in Issuer's Certifying Accountant" on Worthy Peer Capital II, Inc.'s Form 1-U dated May 4, 2022 filed with the Securities and Exchange Commission and we agree with such statements as they pertain to Salberg & Company, P.A.

Very truly yours,

Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

2295 NW Corporate Blvd., Suite 240 • Boca Raton, FL 33431-7328
Phone: (561) 995-8270 • Toll Free: (866) CPA-8500 • Fax: (561) 995-1920
www.salbergco.com • info@salbergco.com